Exhibit 10.10

EMPLOYMENT AGREEMENT
THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 1st day of May, 2012, by and between Kaltura, Ltd., a company organized under the laws of the State of Israel, registered under number 51–294781–3, with offices at 13 Tuval Street, Israel (the "Company") and Ron Yekutiel Israel Identity Number ###, residing at Tel-Aviv, Israel (the "Executive").
WHEREAS, the Company desires to employ the Executive as the CEO of the Company and the Executive desires to serve as the CEO of the Company and to engage in such employment, on the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, the parties agree as follows:
1.    Employment.
a.The Company agrees to employ the Executive as the CEO of the Company and the Executive agrees to be employed by the Company as its CEO on the terms and conditions hereinafter set forth.
b.The Executive's duties and responsibilities shall include but not be limited to those duties and responsibilities customarily performed by a CEO. The Executive shall be under the direct supervision of and comply with the directives of the Board of Directors of the Company or such officer of the Company as may be appointed by the Board of Directors of the Company from time to time (the "Board").
c.Excluding periods of vacation, sick leave and military reserve service to which the Executive is entitled or required, the Executive agrees to devote total attention and full time to the business and affairs of the Company and its subsidiaries as required to discharge the responsibilities assigned to the Executive hereunder. During the term of this Agreement, the Executive shall not be engaged in any other employment nor engage actively in any other business activities or in any other activities which may hinder his performance hereunder, with or without compensation, for any other person, firm or company without the prior written consent of the Company.
d.The Executive's duties shall be in the nature of management duties that demand a special level of loyalty and accordingly the Law of Work Hours and Rest 5711 - 1951 shall not apply to this Agreement. The parties hereto confirm that this is a personal services contract and that the relationship between the parties hereto shall not be subject to any general or special collective employment agreement or any custom or practice of the Company in respect of any of its other employees or contractors.

2.    Base Salary.
a.The Company agrees to pay or cause to be paid to the Executive during the term of this Agreement a gross salary equal to 60,000 NIS (the "Base Salary"). The Base Salary shall be payable monthly in arrears, no later than the 9th day of each month.
b.The Base Salary specified in Section 2(a) includes remuneration for working overtime and on days of rest, and the Executive shall not be entitled to any further remuneration or payment whatsoever other than the Base Salary and/or benefits, unless expressly specified in this Agreement. The Executive acknowledges that the Base Salary to which he is entitled pursuant to this Agreement constitutes due consideration for him working overtime and on days of rest.
c.In addition to the Base Salary, Company agrees to pay the Executive a gross monthly amount of 12,380 NIS to cover housing expenses.
d.All amounts payable hereunder shall be reviewed annually by the Board of Directors of the Company.
3.    Executive Benefits.
a.The Executive shall be entitled to the following benefits:
i.    Sick Leave. The Executive shall be entitled to fully paid sick leave pursuant to the Sick Pay Law 5736 - 1976.
ii.    Vacation. The Executive shall be entitled to an annual vacation of twenty (20) working days per year. A "working day" shall mean Sunday to Thursday inclusive. Up to one year's equivalent of vacation days may be accumulated and may, at the Executive's option, upon thirty (30) days written notice to the Company, be converted into cash payments in an amount equal to the proportionate part of the Base Salary for such days to the extent provided by law.
iii.    Manager's Insurance. The Company shall effect a Manager's Insurance Policy (the "Policy") in the name of the Executive, and shall pay a sum up to 15.83% of the Executive's Base Salary towards such Policy, of which 8.33% will be on account of severance pay and 5% on account of pension fund payments and up to a further 2.5% of the Executive's Base Salary on account of disability pension payments. The Company shall deduct 5% from the Executive's Base Salary to be paid on behalf of the Executive towards such Policy.
iv.    Further Education Fund Contributions. The Company shall pay a sum equal to 7.5% of the Executive's Base Salary and shall deduct 2.5% from the Executive's Base Salary to be paid on behalf of the Executive toward a further education fund. Use of these funds shall be in accordance with the by-laws of such fund.
v.    If the Executive makes use of a car leased by the Company, the cost of using the car, as established by the Company, shall be deducted from the Salary.

vi.    The Executive shall be provided with a cellular telephone.
4.    Expenses.
a.The Executive shall be entitled to receive prompt reimbursement of all direct expenses reasonably incurred by him in connection with the performance of his duties hereunder; provided, however, that (a) such expenses are incurred in accordance with the Company's expense policy in effect at such time (the "Expense Policy"), (b) the Executive has submitted, in writing, in the proper format, an expense report for the same, together with written receipts, in accordance with the Expense Policy (each, an "Expense Report"). Executive hereby acknowledges that once reimbursement has been received for goods purchased by Executive on behalf of the Company, such goods shall become the sole property of the Company.
5.    Term and Termination.
a.The term of employment under this Agreement shall commence as of the date of this Agreement and will continue unless terminated under the following circumstances:
i.    Disability. The Company may terminate the Executive's employment after having established the Executive's disability. For purposes of this Agreement, "disability" means a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties under this Agreement which continues for a period of at least ninety (90) consecutive days. Upon termination for disability, the Executive shall be entitled to severance pay required by law (subject to the provisions of Section 5(d) below).
ii.    Cause. The Company may terminate the Executive's employment for cause. For purposes of this Agreement, termination for "cause" shall mean and include: (i) conviction of any felony involving moral turpitude or affecting the Company or its subsidiaries; (ii) any refusal to carry out a reasonable directive of the Board which involves the business of the Company or its subsidiaries and was capable of being lawfully performed; (iii) embezzlement of funds of the Company, its parent company or its subsidiaries; (iv) ownership, direct or indirect, of an interest in a person or entity (other than a minority interest in a publicly traded company) in competition with the products or services of the Company or its parent company, or its subsidiaries, including those products or services contemplated in a plan adopted by the Board of Directors of the Company or its subsidiaries; (v) any breach of the Executive's fiduciary duties or duties of care to the Company (except for conduct taken in good faith); (vi) any material breach of this Agreement by the Executive. If the employment of the Executive is terminated for cause, then the Executive shall only be entitled to: (x) severance pay in the amount required by law, if required (subject to the provisions of Section 5(d) below); and (y) the portion of the Policy that was contributed by the Executive.
iii.    Without Cause. The Company may terminate the Executive's employment without cause provided that the Executive is given not less than ninety (90) days written notice. During such ninety (90) day period the Executive shall be entitled to compensation pursuant to Section 2.Upon termination without cause, the Executive shall be entitled to severance pay required by law (subject to the provisions of Section 5(d) below).
iv.    Termination by Executive. The Executive may terminate his employment with the Company upon sixty (60) days notice to the Company. During such sixty (60) day period the Executive shall be entitled to compensation pursuant to Section 2.
b.Upon the termination of the Executive's employment with the Company, other than for cause (as defined in Section 5(a)(ii) above), the right to receive the Policy and the further education fund shall be automatically assigned to the Executive.
c.During the period following notice of termination by any party for any reason, the Executive shall cooperate with the Company and use his best efforts to assist the integration into the Company's organization of the person or persons who will assume the Executive's responsibilities. At the option of the Company, the Executive shall during such period either continue with his duties or remain absent from the premises of the Company.
d.In the event of any termination of his employment, whether or not for cause and whatever the reason, the Executive will promptly deliver to the Company or the Parent all documents, data, records and other information pertaining to his employment or any Proprietary Information (as defined below) or Company Intellectual Property (as defined below), and the Executive will not take with him any documents or data, or any reproduction or excerpt of any documents or data, containing or pertaining to his employment or any Proprietary Information (as defined below) or Company Intellectual Property (as defined below).
6.    Reserve Duty.
a.The Executive shall continue to receive the salary provided for hereunder during periods of military reserve duty. The Executive hereby assigns and undertakes to pay to the Company any amounts received from the National Insurance Institute as compensation for such reserve duty service.
7.    Non-disclosure and proprietary information agreement.
a.The Executive shall sign the Company’s standard Non-Disclosure and Proprietary Information Agreement.
8.    Notice.
a.For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered mail, postage prepaid, addressed to the respective addresses set forth below or last given by each party to the other, except that notice of change of address shall be effective only upon receipt. The initial addresses of the parties for purposes of this Agreement shall be as follows:
The Company:     Kaltura LTD
13 Tuval Street, Ramat Gan
Attn: CFO
The Executive:    Ron Yekutiel
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9.    Miscellaneous.
a.No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
b.This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without giving effect to the rules respecting conflicts-of-law
c.The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.
d.This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made either party which are not expressly set forth in this Agreement.
e.This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Company shall require such successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.
f.Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

g.The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.
Kaltura, Ltd.

By:	/s/ Michal Tsur

Name:	Michal Tsur

Title:	Director

The Executive

By:	/s/ Ron Yekutiel

Name:	Ron Yekutiel

ADDENDUM TO PERSONAL EMPLOYMENT AGREEMENT
THIS ADDENDUM TO EMPLOYMENT AGREEMENT (this "Addendum") is made and entered this 4th day of November 2018 by and between Kaltura Ltd., (the "Company"), and Ron Yekutiel (the "Employee"). Company and Employee are sometimes referred to herein individually as a "Party" and collectively as the "Parties."
WHEREAS, the Parties entered into an Employment Agreement dated 1 May 2012 as was amended from time to time (the "Employment Agreement");
WHEREAS, the Parties wish to amend or add certain terms and provisions to the Employment Agreement as detailed below;
NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions herein contained, the Parties agree as follows:
Capitalized terms used but not defined herein have the meanings assigned to them in the Employment Agreement.
1.    Salary
a.Effective from 1 July 2018 (the "Salary Increase Date") Employee's Monthly Salary shall be as follows:
i.    Base Salary shall be NIS 28,560 (gross)
ii.    Global Overtime Pay shall be NIS 7,140 (gross)
iii.    Monthly Salary (Base + Global Overtime Pay) shall be NIS 35,700 (gross)
b.The Monthly Salary from the Salary Increase Date to 31 December 2018 shall be paid as follows: (a) an amount equal to the Monthly Salary prior to the Salary Increase Date shall be payable at the end of each calendar month; and (b) the difference between the Monthly Salary payable prior to the Salary Increase Date and the Monthly Salary payable after the Salary Increase Date will be paid to the Employee in January 2019's salary payment. Beginning January 1, 2019, the full Monthly Salary will be payable at the end of each calendar month.
c.Effective from the Salary Increase Date the amounts contributed by the Company to the Employee's Education Fund will not be subject to the limit recognized by the Income Tax Authority.
d.It is explicitly acknowledged and agreed that the Monthly Salary includes mandatory travel expenses in accordance with applicable law and Employee shall not be entitled to receive any additional reimbursement of travel expenses.
e.The paragraph directly under the heading "Linkage to US Dollar" is hereby stricken from the Employment Agreement.
2.    Bonus
a.The applicable Bonus for the 2018 calendar year and any subsequent calendar years shall be as follows:
i.    The maximum Annual Bonus shall be 320,400 NIS (gross).
ii.    The maximum Annual Additional Stretch Bonus shall be 76,960 NIS (gross)
b.Employee's entitlement to the Annual Bonus and Additional Stretch Bonus shall be determined, for each calendar year, on the basis of Employee's (and the Company's)

attainment of certain goals and objectives defined by the Company. The goals and objectives for each calendar year will be established and approved by the Kaltura, Inc. Board of Directors (the "Qualifying Objectives" ). For the 2018 calendar year, the Qualifying Objectives shall be those set forth in Exhibit A hereto.
c.As of January the Employee's Monthly Bonus Amount shall be 18,690 NIS (gross) (i.e., the equivalent of 70% of the pro-rated Annual Bonus).
d.At the end of Q2 of each calendar year, and again at the end of the calendar year, Company will assess attainment of the Qualifying Objectives, and will calculate Employee's entitlement to the Bonus (or any portion thereof). In the event that Annual Bonus and Annual Additional Stretch Bonus attainment amounts exceed the aggregate Monthly Bonus Amounts paid during the applicable calendar year, then the Employee shall be entitled to receive the balance, which will be paid in September (based on attainment calculated as of the end of Q2) and March of the subsequent calendar year (for attainment calculated as of the end of the applicable calendar year), respectively. In the event that the applicable Annual Bonus and Annual Additional Stretch Bonus attainment amounts are lower than the aggregate Bonus amounts paid during the applicable calendar year, then such shortfall amount will be taken into account and deducted from Employee's future Bonus payments. For the avoidance of doubt, for the 2018 calendar year, the difference between the Monthly Bonus Amounts paid in 2018 (inclusive of any monthly amounts paid prior to the effective date of this Addendum) and the Annual Bonus and Annual Additional Stretch Bonus attainment calculated at the end of the calendar year shall be paid by the end of March 2019.
e.As of January 2018, Bonus payments shall not be taken into account in the calculation of any employment related payments or social benefits.
3.    Except as expressly set forth herein, the terms and conditions of the Employment Agreement shall remain in full force and effect and each Party hereto agrees to be bound by the terms thereof.

IN WITNESS WHEREOF, the Parties hereto have executed this Addendum as of the date set forth above.

THE COMPANY		THE EMPLOYEE

Signature:	/s/ Sigal Srur	Signature:	/s/ Ron Yekutiel

Name:	Sigal Srur	Name:	Ron Yekutiel

Title:	SVP HR	Title:	CEO

Date:	November 4, 2018	Date:	November 4, 2018

EXHIBIT A
●    18.5% of the on-target Annual Bonus shall be based on attainment of the New MRR Booking Goal ($2.163M)
m    Linear from 75% to 100% of Annual New MRR Booking Goal; zero under 75% attainment (i.e., under $1.62M new MRR booking). Double rate north of 100% attainment up to a maximum of 150% attainment (which is attained at 125% of the Annual New MRR Booking Goal, i.e., at $2.7038M new MRR booking)
●    18.5% of the on-target Annual Bonus shall be based on attainment of the Average % Gross MRR Churn Goal (-9.8%)
m    150% for better than 7.5% Gross MRR Churn
m    140% for 7.5-8% Gross MRR Churn
m    130% for 8-8.5% Gross MRR Churn
m    120% for 8.5-9% Gross MRR Churn
m    110% for 9-9.5% Gross MRR Churn
m    100% for 9.5-10% Gross MRR Churn
m    90% for 10-11% Gross MRR Churn
m    80% for 11-12% Gross MRR Churn
m    70% for 12-13% Gross MRR Churn
m    60% for 13-14% Gross MRR Churn
m    50% for 14-15% Gross MRR Churn
m    No bonus for the churn component if over 15% Gross MRR Churn
●    18.5% of the on-target Annual Bonus shall be based on attainment of the Free Cash Flow Annual Goal (negative $11.546M)
m    130% for better than ($7.0M)
m    120% for ($7.0M) ($8.5M)
m    110% for ($8.5M) ($10.0M)
m    100% for ($10.0M) ($11.5M)
m    90% for ($11.5M) ($12.0M)
m    80% for ($12.0M) ($12.5M)
m    70% for ($12.5M) ($13.0M)
m    60% for ($13.0M) ($13.5M)
m    50% for ($13.5M) ($14.0M)

m    0% under ($14.0M)
●    44.5% of the on-target Annual Bonus shall be based on the attainment of OKRs defined by Company (no attainment beyond 100%)

ADDENDUM TO PERSONAL EMPLOYMENT AGREEMENT
THIS ADDENDUM TO EMPLOYMENT AGREEMENT (this "Addendum") is made and entered into this 30 day of December 2019 by and between Kaltura Ltd., (the "Company"),and Ron Yekutiel (the "Employee"). Company and Employee are sometimes referred to herein individually as a "Party" and collectively as the "Parties".
WHEREAS, the Parties entered into an Employment Agreement dated 1 May 2012 as was amended from time to time (collectively, the "Employment Agreement");
WHEREAS, the Parties wish to amend or add certain terms and provisions to the Employment Agreement as detailed below;
NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions herein contained, the Parties agree as follows:
Capitalized terms used but not defined herein have the meanings assigned to them in the Employment Agreement.
1.    Salary
a.    Effective from 1 January 2020 (the "Salary Increase Date") Employee's Monthly Salary shall be as follows:
i.    Base Salary shall be NIS 32,800 (gross)
ii.    Global Overtime Pay shall be NIS 8,200 (gross)
iii.    Monthly Salary (Base + Global Overtime Pay) shall be NIS 41,000(gross)
2.    Bonus
a.    The applicable Bonus for the 2020 calendar year shall be as follows:
i.    The maximum Annual Bonus shall be 369,600 NIS (gross).
ii.    The maximum Annual Additional Stretch Bonus shall be 88,920 NIS (gross)
b.    Employee's entitlement to the Annual Bonus and Additional Stretch Bonus shall be determined, for each calendar year, on the basis of Employee's (and the Company's) attainment of certain goals and objectives defined by the Company. The goals and objectives for calendar year 2020 will be set by the Compensation Committee that will be held on February 2020 ("Qualifying Objectives").
c.    As of January 2020, the Employee's Monthly Bonus Amount shall be 21,560 NIS (gross) (i.e., the equivalent of 70% of the pro-rated Annual Bonus).
3.    Car
a.    Section 3(v) of the Employment Agreement dated 1 May 2012 shall be deleted and replaced with the following:
The Company shall provide the Employee with a leased or rented car, Group 3 as indicated in the car's license, (the "Car") and cover all the operating expenses of the Car(excluding parking expenses & traffic, tickets, fines or any other expenses as result of unlawful conduct by the Employee, all which shall be the responsibility of, and paid for by the Employee). The applicable tax imposed with regards to the Car will be grossed up and borne by the Company ("Gilum").
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4.    Except as expressly set forth herein, the terms and conditions of the Employment Agreement shall remain in full force and effect and each Party hereto agrees to be bound by the terms thereof.
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IN WITNESS WHEREOF, the Parties hereto have executed this Addendum as of the date set forth above.

THE COMPANY		THE EMPLOYEE

By:	/s/ Sigal S	By:	/s/ Ron Yekutiel

Name:	Sigal S	Name:	Ron Yekutiel

Title:	CHRO	Title:	CEO

Date:	January 20, 2020	Date:	January 21, 2020
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ADDENDUM TO PERSONAL EMPLOYMENT AGREEMENT
THIS ADDENDUM TO EMPLOYMENT AGREEMENT (this “Addendum”) is made and entered into this 4 day of March 2021 by and between Kaltura Ltd., (the “Company”), and Ron Yekutiel (the “Employee”). The Company and the Employee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, the Parties entered into an Employment Agreement dated 1 May 2012 (as subsequently amended from time to time, the “Employment Agreement”);
WHEREAS, the Parties wish to amend or add certain terms and provisions to the Employment Agreement as detailed below;
NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions herein contained, the Parties agree as follows:
Capitalized terms used but not defined herein have the meanings assigned to them in the Employment Agreement.
1.    Salary
a.    Effective from 1 January 2021 (the “Salary Increase Date”), the Employee’s Monthly Salary shall be as follows:
i.    Base Salary shall be NIS 33,040 (gross)
ii.    Global Overtime Pay shall be NIS 8,260 (gross)
iii.    Monthly Salary (Base + Global Overtime Pay) shall be NIS 41,300 (gross)
2.    Bonus
a.    The applicable Bonus for the 2021 calendar year shall be as follows:
i.    The maximum Annual Bonus shall be NIS 434,400 (gross).
ii.    The maximum Annual Additional Stretch Bonus shall be NIS 141,600 (gross)
b.    The Employee’s entitlement to the Annual Bonus and Additional Stretch Bonus shall be determined, for each calendar year, on the basis of the attainment of certain financial and operational metrics set by Kaltura Inc.’s board of directors.
c.    As of January 2021, the Employee’s Monthly Bonus Amount shall be NIS 25,340 (gross) (i.e., the equivalent of 70% of the pro-rated Annual Bonus) on account of the Annual Bonus (section 2.a.i above).
3.    Pension Plan and Severance Pay
Section d of the Addendum to Personal Employment Agreement dated 28 May 2015 will be replaced with the following:
a.    In the event that the Pension Insurance is Managers Insurance: the Company shall contribute 14.833% of the Monthly Salary (of which 8.33% will go towards severance, at least 6.5% are designated for premium payments and an additional percentage will go towards disability insurance, at a rate necessary to insure 75% of the Monthly Salary -“Company Contribution”) and the Employee shall contribute 6% of the Monthly Salary payment (“Employee’s Contribution”) toward the premiums payable in respect of such insurance (the “Pension Insurance Policy”).
b.    In the event that the Pension Insurance is a Pension Fund: The Company shall contribute 14.833% of the Monthly Salary (of which 8.33% will be towards severance - “Company Contribution”) and the Employee shall contribute 6% of the Monthly Salary payment (“Employee’s Contribution”) toward the premiums payable in respect of such fund (the "Pension Insurance Policy”).
c.    For clarity’s sake, the abovementioned contributions to the Employee’s Pension Insurance may be changed from time to time according to applicable law.
4.    The following is hereby stricken from Section 2 of the Employment Agreement:
“In addition to the Base Salary, Company agrees to pay the Executive a gross monthly amount of 12,380 NIS to cover housing expenses.”
5.    Except as expressly set forth herein, the terms and conditions of the Employment Agreement shall remain in full force and effect and each Party hereto agrees to be bound by the terms thereof.
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IN WITNESS WHEREOF, the Parties hereto have executed this Addendum as of the date set forth above.

THE COMPANY	THE EMPLOYEE

Signature:	Signature:

Name:	Name:

Title:	Title:

Date:	Date:
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